     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1999

                                                 REGISTRATION NO. 333


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                               DEXTER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CONNECTICUT                                             06-0321410
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION  NO.)

                     ONE ELM STREET, WINDSOR LOCKS, CT 06096
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (ZIP CODE)

                           --------------------------
                DEXTER CORPORATION 1999 LONG TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                 BRUCE H. BEATT
                               DEXTER CORPORATION
                     ONE ELM STREET, WINDSOR LOCKS, CT 06096
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (860) 292-7675

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED
                                                      MAXIMUM       PROPOSED                AMOUNT
                                                     OFFERING      MAXIMUM                   OF
TITLE OF SECURITIES                AMOUNT TO BE      PRICE PER     AGGREGATE             REGISTRATION
TO BE REGISTERED                    REGISTERED        SHARE(1)     OFFERING PRICE(1)         FEE
-----------------------------------------------------------------------------------------------------
Common Stock, having a par
value of $1.00 per share         1,500,000 shares    $34.656(2)    $51,984,000             $14,451.55

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Determined pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange consolidated tape on April 16, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents heretofore filed by Dexter Corporation with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

            (a) Annual Report on Form 10-K for the year ended December 31, 1998; and

            (b) The description of common stock of Dexter Corporation contained in its Registration Statement on Form 10 filed on January 12, 1968 and all amendments and reports thereafter filed for the purpose of updating such description.

      In addition, all documents filed by Dexter Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The financial statements incorporated herein by reference to Dexter Corporation Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The financial statements similarly incorporated herein by reference to all documents subsequently filed by Dexter Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, or other independent accountants, relating to such financial statements and upon the authority of such independent accountants as experts in auditing and accounting in giving such reports to the extent that such firms have audited such financial statements and consented to the use of their reports thereon.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Dexter Corporation has no provision for indemnification of directors or officers in its Restated Certificate of Incorporation. Article III, Section 6 of the By-Laws of Dexter Corporation provides that it shall indemnify to the full extent permitted and in the manner prescribed by law any director or officer made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of Dexter Corporation, or served at its request as director, officer or employee of another corporation, against expenses, judgments, fines, penalties and amounts paid in settlement. The Connecticut Business Corporation Act provides for the indemnification of directors and officers under certain conditions. In addition, Dexter Corporation maintains insurance that indemnifies directors and officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

            (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor Locks, Connecticut, on the 22nd day of April, 1999.

                               DEXTER CORPORATION


                                 By:/s/Bruce H. Beatt
                                    -------------------------
                                    Bruce H. Beatt
                                    Vice President, General Counsel
                                    and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

     SIGNATURE                     TITLE                        DATE
     ---------                     -----                        ----
    K. Grahame Walker*      Chairman, President,            April 22, 1999
------------------------    Chief Executive Officer
    K. Grahame Walker       and Director (principal
                            executive officer)



    Kathleen Burdett*      Vice President and               April 22, 1999
------------------------   Chief Financial Officer
    Kathleen Burdett       (principal financial
                           officer and principal
                           accounting officer)



    Charles H. Curl*       Director                         April 22, 1999
------------------------
    Charles H. Curl

 Henrietta Holsman Fore*            Director                April 22, 1999
------------------------
 Henrietta Holsman Fore


    Bernard M. Fox*                 Director                April 22, 1999
------------------------
    Bernard M. Fox


    Robert M. Furek*                Director                April 22, 1999
------------------------
    Robert M. Furek


    Martha Clark Goss*              Director                April 22, 1999
------------------------
    Martha Clark Goss


    Edgar G. Hotard*                Director                April 22, 1999
------------------------
    Edgar G. Hotard


    Peter G. Kelly*                 Director                April 22, 1999
------------------------
    Peter G. Kelly


  Jean-Francois Saglio*             Director                April 22, 1999
------------------------
  Jean-Francois Saglio


   George M. Whitesides*            Director                April 22, 1999
------------------------
   George M. Whitesides


*The undersigned by signing his name hereto does sign and execute this Registration Statement pursuant to the Power of Attorney on behalf of the above-named officers and directors and filed contemporaneously herewith with the Commission.


                              By: /s/ Bruce H. Beatt
                                  ------------------------
                                      Bruce H. Beatt
                                      Attorney-in-Fact

                                INDEX TO EXHIBITS

 EXHIBIT NO.
 -----------
   4.1            Dexter Corporation 1999 Long Term Incentive Plan

   4.2(a) Restated Certificate of Incorporation of Dexter Corporation, filed as Exhibit 3A-2 with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1990 and incorporated herein by reference

   4.2(b) Bylaws of Dexter Corporation, as amended April 25, 1991, filed as Exhibit 3B with the Registrant's report on Form 10-Q for the quarter ended March 31, 1991 and incorporated herein by reference

   8              Opinion re tax matters--not required.

   23             Consent of Independent Accountants

   24 Power of attorney authorizing representatives to sign this Registration Statement and any and all amendments
                  (including post-effective amendments) to this
                  Registration Statement on behalf of Dexter
                  Corporation and certain directors and officers thereof